UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2013

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 31, 2013, Life Technologies Corporation, or the Company, issued a press release regarding the Company’s financial results for the period ended June 30, 2013. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Certain of the information set forth in the press release may be considered non-GAAP financial measures. We regularly have reported non-GAAP results for net income and earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP results exclude merger related non-cash items and other costs. Additionally, certain discussions surrounding sales performance related to these results excludes the impact of currency fluctuations period over period and acquisitions to measure core sales growth. This growth rate is referred to as organic growth.

Our financial results under GAAP include substantial non-cash charges and tax benefits related to acquired businesses. Our non-GAAP calculations of net income and earnings per share are limited because they do not reflect the entirety of our business costs. However, management believes that the non-GAAP presentation is a useful supplemental disclosure to investors as it provides an indication of the profitability and cash flows of the combined businesses apart from the costs related to acquisitions. Also included in the non-GAAP results are certain business transformation cash expenses which management does not believe are indicative of profitability for ongoing business activities. Management believes that this information is therefore useful to investors in analyzing and assessing our past and future operating performance.

In addition to the non-cash charges above, we exclude from our non-GAAP results the following costs:

•	Acquisition related amortization, depreciation, contingent consideration revaluation and asset or liability remeasurements;

•	In process research and development expenses or impairments;

•	Acquisition and divestiture related gains and losses;

•	Intangible asset impairment charges related to acquisition portfolio review;

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations;

•	Certain personnel, benefits, travel and third party costs associated with ongoing acquisition and business transformation activities;

•	Certain costs associated with rebranding and marketing activities;

•	Charges associated with the early repayment of debt and non-cash interest expense associated with convertible debt bifurcation;

•	Certain significant one-time events, and the related compensation impact, that are unlikely to recur in the foreseeable future; and

•	Tax changes and benefits associated with the above exclusions;

Management views these costs as not indicative of the profitability or cash flows of its ongoing or future operations and excludes these costs as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. Management uses non-GAAP earnings as a primary indicator in planning and forecasting for future periods, including trending the Company’s core performance period over period. Management uses these non-GAAP earnings to prepare operating budgets and forecasts and uses these results to measure performance at a corporate level. The Company primarily uses non-GAAP earnings for evaluating management’s performance for compensation purposes.

Item 7.01.	REGULATION FD DISCLOSURE.

See the information set forth under Item 2.02 above and attached as Exhibit 99.1 hereto.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Life Technologies Corporation press release dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ David F. Hoffmeister
Chief Financial Officer

Date: July 31, 2013